SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 2, 2007

AEP GENERATING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)
0-18135	31-1033833
(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

AEP Generating Company, a subsidiary of American Electric Power Company, Inc. (“AEP”), announced today that it has agreed to purchase the Lawrenceburg Generating Station from an affiliate of Public Service Enterprise Group for approximately $325 million. The transaction is contingent on the receipt of required regulatory approvals from the Federal Energy Regulatory Commission and Indiana Utility Regulatory Commission. It also requires federal clearance pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to close in the second quarter of 2007.

The Lawrenceburg plant, adjacent to a generating facility owned by an affiliate in Lawrenceburg, Indiana, is a combined-cycle, natural-gas power plant with a generating capacity of 1,096 megawatts. The plant began commercial operation in June 2004. When the transaction closes, the Lawrenceburg plant will be operated as part of AEP’s generation pool that provides power to AEP´s utility units serving customers in Indiana, Kentucky, Michigan, Ohio, Tennessee, Virginia and West Virginia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEP GENERATING COMPANY

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

January 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

1	Purchase and Sale Agreement